Exhibit 99.1

Merom Generating

Station (a Component

of Hoosier Energy

Rural Electric

Cooperative, Inc.)

Condensed Carve-out Financial Statements as of

September 30, 2022 and December 31, 2021 and for

the nine months ended September 30, 2022 and 2021

Merom generating Station

Table of contents

Page

UNAUDITED CONDENSED CARVE-OUT FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 2022 AND DECEMBER 31, 2021 AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2022 AND 2021:

Carve-out Balance Sheets	2

Carve-out Statements of Operations and Comprehensive Income	3

Carve-out Statements of Owner’s Net Investment	4

Carve-out Statements of Cash Flows	5

Notes to Unaudited Condensed Carve-out Financial Statements	6–14

MEROM GENERATING STATION

CARVE-OUT BALANCE SHEETS (Unaudited)

AS OF SEPTEMBER 30, 2022 AND DECEMBER 31, 2021

(In thousands)

	September 30,	December 31,
	2022	2021
ASSETS
CURRENT ASSETS:
Fuel	$16,540	$25,573
Materials and supplies	28,672	25,324
Prepayments and other	63	2,256
Total current assets	45,275	53,153

Property, plant and equipment - net	549,385	573,487
Deferred charges and other	10,213	12,518
TOTAL ASSETS	$604,873	$639,158

LIABILITIES AND OWNER'S NET INVESTMENT
CURRENT LIABILITIES:
Accounts payable	$9,226	$6,846
Accrued property taxes	5,436	4,331
Other current liabilities	1,284	1,861
Total current liabilities	15,946	13,038

Deferred credits and other	3,139	3,139
Asset retirement obligations	19,799	19,502
Total liabilities	38,884	35,679

COMMITMENTS AND CONTINGENCIES (Note 7)

Owner's net investment	565,989	603,479
TOTAL LIABILITIES AND OWNER'S NET INVESTMENT	$604,873	$639,158

See notes to unaudited condensed carve-out financial statements.

MEROM GENERATING STATION

CARVE-OUT STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (Unaudited)

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2022 AND 2021

(In thousands)

	2022	2021
OPERATING REVENUE	$256,490	$218,753

OPERATING EXPENSES:
Fuel	142,373	100,299
Other production expenses	31,901	30,134
Administrative and general	9,071	12,247
Maintenance	21,852	25,110
Depreciation and amortization	26,035	26,209

Total operating expenses	231,232	193,999

OPERATING MARGIN BEFORE FIXED CHARGES	25,258	24,754

FIXED CHARGES AND OTHER:
Interest expense	17,029	17,592
Other fixed charges and amortization of debt expense	541	605

Total fixed charges and other	17,570	18,197

OPERATING MARGIN	7,688	6,557

NONOPERATING MARGIN:
Other nonoperating expense	(116)	(398)
Nonoperating post-employment benefits—net	(255)	(227)

Total nonoperating margin	(371)	(625)

INCOME BEFORE INCOME TAXES	7,317	5,932
Income tax expense	-	-
NET INCOME	7,317	5,932

OTHER COMPREHENSIVE INCOME—Unrealized gain/(loss) on pension and other post-retirement benefit plans	268	(107)

COMPREHENSIVE INCOME	$7,585	$5,825

See notes to unaudited condensed carve-out financial statements.

Owner's
Net
Investment
BALANCE—December 31, 2020	$681,052

Net income	5,932

Other comprehensive income	(107)

Change in owner's net investment	(73,710)

BALANCE—September 30, 2021	613,167

BALANCE—December 31, 2021	603,479

Net income	7,317

Other comprehensive income	268

Change in owner's net investment	(45,075)

BALANCE—September 30, 2022	$565,989

See notes to unaudited carve-out financial statements.

MEROM GENERATING STATION

CARVE-OUT STATEMENTS OF CASH FLOWS (Unaudited)

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2022 AND 2021

(In thousands)

	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$7,317	$5,932
Adjustments to reconcile net margin to net cash:
Depreciation and amortization, excluding corporate allocations	24,102	24,102
Accretion of asset retirement obligation	297	297
Deferred charges and credits	2,305	1,912
Change in fuel and materials inventories	5,685	42,417
Change in accounts payable	2,380	(784)
Change in other current assets and liabilities	2,721	(59)

Net cash provided by operating activities	44,807	73,817

CASH FLOWS FROM FINANCING ACTIVITIES:

Change in owner's net investment	(44,807)	(73,817)

Net cash used in financing activities	(44,807)	(73,817)

NET INCREASE/(DECREASE) IN CASH AND CASH EQUIVALENTS	-	-

CASH AND CASH EQUIVALENTS —Beginning of year	-	-

CASH AND CASH EQUIVALENTS —End of year	$-	$-

See notes to unaudited condensed carve-out financial statements.

MEROM generating STATION

NOTES TO unaudited condensed CARVE-OUT FINANCIAL STATEMENTS

AS OF September 30, 2022, and december 31, 2021, AND FOR THE NINE months ENDED September 30, 2022 AND 2021

(Dollars in thousands)

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

As of September 30, 2022, there were no changes in the nature of our significant accounting policies from those reported in our audited carve-out financial statements for the year ended December 31, 2021.

Merom Generating Station (“Merom Station”) is a wholly owned component of Hoosier Energy Rural Electric Cooperative, Inc. (“Hoosier”). Merom Station consists of an operating coal generation station located in Sullivan County, Indiana with a capacity of approximately 1,000 MW.

Hoosier is a non-profit electric generation and transmission cooperative providing wholesale electric service to 18 distribution cooperative members in central and southern Indiana and southern Illinois. Each member has entered into a wholesale power contract with Hoosier to supply all electric requirements which remains in effect until January 1, 2055 with automatic five-year extensions each five years beginning January 1, 2024 unless any member or Hoosier gives six months written notice of intent not to renew. Merom Station operates as part of Hoosier’s portfolio of resources available to provide power to its members.

On February 14, 2022, Hallador Energy Company (“Hallador”), through its subsidiary Hallador Power Company, LLC, entered into an asset purchase agreement with Hoosier to acquire Merom Station in return for assuming certain decommissioning costs and environmental liabilities. The transaction includes a 3 ½ year power purchase agreement for Hoosier to purchase up to 100% of the plant’s energy and capacity through May 2023, then reducing purchases to 22% of output and 32% of its capacity from June 2023 through 2025. Under the terms of the contract, Hallador is required to deliver a minimum of 70% of the expected energy quantities subject to plant availability.

Basis of Accounting—Merom Station maintains its accounts in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Hoosier’s wholesale rates to its members are established by its Board of Directors (the “Board”) and are subject to approval by the Rural Utilities Service (“RUS”). The rates charged by Hoosier for power supplied to its members are based on the revenue required by Hoosier to cover the cost of supplying such power plus an appropriate margin. As a component of rate-regulated entity, Merom Station’s financial statements reflect actions of regulators that result in the recognition of revenues and expenses in different time periods than enterprises that are not rate-regulated in accordance with ASC 980, Regulated Operations.

Basis of Presentation—The carve-out financial statements have been prepared on a carve-out basis and are derived from the accounting records of Hoosier using the historical results of operations and historical basis of assets and liabilities of Merom Station and include allocations of corporate expenses from Hoosier. Management believes the allocations of corporate expenses were determined on a reasonable basis to reflect all costs of operations on a consistent basis for the periods presented. The carve-out financial statements may not be indicative of Merom Station’s future performance and do not necessarily reflect the results of operations, financial position and cash flows had Merom Station been operated as a separate independent stand-alone entity during the periods presented.

These condensed carve-out financial statements include certain adjustments required to reflect the financial statements on a carve-out basis, consisting of balances and expenses directly attributable to Merom Station and an allocation of corporate expense from Hoosier, including the following:

•	The expense for certain support provided by Hoosier, such as board of directors, corporate executives, information technology, human resources, finance, purchasing, environmental services, facilities support as well as other general overhead costs have been allocated to Merom Station. The costs are included within general and administrative expenses in the carve-out statements of operations and comprehensive income as disclosed in the footnotes. Corporate expense allocations have been determined on a basis management considers to be a reasonable reflection of the utilization of services provided or benefit received by Merom Station during the periods presented. However, these allocations are not based on arms’ length transactions, and it is impractical for management to estimate costs that would be reflective if Merom Station were operating on a stand-alone basis.

•	The determination of the transaction price for Merom Station’s revenue recognition has been determined consistently with historical Hoosier revenue, which is by using a recovery of cost-plus a margin. The margin is approved by Hoosier’s Board and RUS and was 3% for the nine months ended September 30, 2022, and 2021. The transaction price for Merom revenue recognition is therefore based on the costs determined to be related to Merom as part of these carve-out financial statements. Merom Station’s revenues are based on operating as part of a cooperative and do not necessarily reflect what Merom Station’s revenues would be if it was a stand-alone entity selling energy independently outside of the cooperative to non-member customers.

•	Hoosier’s accounts receivable, unrecovered power costs, and over collected power costs balances are comingled among all lines of business and locations as the customer’s receive one combined monthly bill based on all services provided by Hoosier at the approved rates, which are determined based on the recovery of cost-plus margin for the cooperative. These assets and liabilities have not been included in the carve-out financial statements.

•	Hoosier’s third-party debt and related accrued interest payable where Merom Station is not a legal obligor have not been included in the carve-out balance sheet for any of the periods presented as Merom Station is not a legal entity and is not obligated to repay any debt. Hoosier has historically allocated interest expense to Merom Station in evaluating its performance and therefore the carve-out statements of operations and comprehensive income include allocation of interest expense as well as amortization of debt expense.

•	As these condensed carve-out financial statements present a portion of Hoosier and does not constitute a separate legal entity, the net assets of Merom Station have been presented as Owner’s net investment.

•	As Merom Station is not a separate legal entity, it has no bank accounts and utilizes the centralized cash management system of Hoosier, all allocated expenses have been deemed to have been paid by Merom Station to Hoosier in the period in which the costs were incurred. Transfers of cash to and from Hoosier reflecting certain intercompany transactions and allocated expenses are represented within Owner’s net investment.

•	Merom Station employees participate in the Hoosier multi-employer defined benefit pension plan, defined contribution plans and a postretirement health plan. In addition to the defined benefit pension plan, the postretirement health plan has been accounted for as a multi-employer plan in these condensed carve-out financial statements. Consequently, no assets or liabilities related to the postretirement health plan have been included in the carve-out balance sheet, but the expenses directly attributable to employees of Merom Station as well as a portion being allocated for corporate employee’s support of the business have been included in the carve-out statements of operations and comprehensive income. The costs directly attributable to Merom Station employees are service costs. Interest costs, amortization of prior service costs, amortization of actuarial losses as well as unrecognized actuarial losses reported in other comprehensive income were allocated similar to corporate overhead costs.

•	The deferred tax balances of Merom Station are calculated on a separate return basis. Current income taxes are deemed to have been remitted, in cash, by or to Hoosier in the period the related income taxes were recorded.

Unaudited Interim Condensed Carve-Out Financial Statements – The accompanying interim condensed carve-out financial statements are unaudited. Certain information and footnote disclosures normally included in financial statements prepared in accordance with GAAP. These financial statements include all adjustments, consisting of normal recurring adjustments, management believes are necessary to fairly state the financial position, results of operations and comprehensive income, changes in net investments and cash flows. Management believes the disclosures are adequate to make the information presented not misleading when read in conjunction with the audited carve-out financial statements. The results of operations and comprehensive income for the nine months ended September 30, 2022 and 2021 are not necessarily indicative of the results to be expected for the full fiscal year or any other periods.

Asset Retirement Obligations

The only changes in the asset retirement obligations for the periods presented were for the accretion of the liability. Accretion expense was $297 for both the nine months ended September 30, 2022 and 2021.

Revenue Recognition

Merom Generating Station’s revenues are summarized as follows:

Revenue	Nine Months Ended
	September 30,
	2022	2021
Electric revenue	$256,063	$218,529
Generation byproduct revenue	232	93
Lease income	195	131

Total revenue	$256,490	$218,753

Recently Issued Accounting Standards—In February 2016, the FASB issued ASU 2016-02 Leases, intended to improve financial reporting involving leasing transactions. The update will require organizations that lease assets to recognize on the Balance Sheets the assets and liabilities for the rights and obligations created by those leases. Under the new guidance, a lessee will be required to recognize assets and liabilities for leases with lease terms of more than twelve months. Implementation of the update will primarily impact the Balance Sheets. It does not include provisions that would significantly impact the Statements of Operations and Comprehensive Income or Statements of Cash Flows. Under ASU 2017-13 and ASU 2020-05, the guidance is effective for annual reporting periods beginning after December 15, 2021 and interim periods beginning after December 15, 2022. Lease obligations subject to the new standard are described in Note 7. Merom Station has not adopted the standard for the condensed carve-out financial statements.

In June 2016, the FASB issued ASU 2016-13 Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, intended to amend guidance on reporting credit losses for assets held at amortized cost basis and available for sale debt securities. For Merom Station, the guidance is effective for annual reporting periods beginning after December 15, 2022 and interim periods within that fiscal year. Management does not expect the adoption of this guidance to have a material impact on Merom Station’s condensed carve-out financial statements or disclosures.

In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes, intended to simplify the accounting for income taxes by removing certain exceptions to general tax accounting principles. For nonpublic entities, the amendments in this update are effective for fiscal years beginning after December 15, 2020, and interim periods within that fiscal year. The adoption of this guidance did not have a material impact on Merom Station’s condensed carve-out financial statements or disclosures.

No other new accounting pronouncements issued or effective during the period had or is expected to have a material impact on the condensed carve-out financial statements or disclosures.

2.	Property, plant and equipment - net

Property, plant and equipment – net consists of the following:

	September 30,	December 31,
	2022	2021
Plant - at original costs	$1,389,371	$1,389,371
Accumulated depreciation	(867,168)	(843,066)
Plant expected to be retired - net	522,203	546,305
Land	27,182	27,182
Property, plant and equipment - net	$549,385	$573,487

Plant expected to be retired - net of $522,203 and $546,305 at September 30, 2022 and December 31, 2021, respectively, represents the net unrecovered cost of Merom Station. In November 2020, the Board took action to establish a regulatory asset, pursuant to ASC 980-360-35, for the unrecovered cost of Merom Station. The Board and RUS approved full recovery of the regulatory asset in future rates. The unrecovered costs will be amortized through 2038. Merom Station was depreciated prior to the establishment of the regulatory asset and subsequently amortized.

Amortization expense was $24,102 for both the nine months ended September 30, 2022 and 2021.

3.	DEFERRED CHARGES AND CREDITS

Deferred charges, net of accumulated amortization consist of the following:

	September 30,	December 31,
	2022	2021
Deferred charge for selective catalyst reduction equipment	$371	$1,129
Regulatory asset for major outage costs	6,703	8,250
Regulatory asset for plant decommissioning	3,139	3,139
Deferred charges	$10,213	$12,518

Merom recognizes maintenance of certain selective catalyst reduction equipment in deferred charges and amortizes over an expected useful life of two years.

In 2018, a regulatory asset was established to defer major outage costs incurred at Merom Station. The costs are being amortized over eight years, which represents the expected cycle of major maintenance activities at the time the asset was established.

In 2021, a regulatory asset was established to defer the Merom Station employee exit cost settlements related to the expected plant retirement in May 2023. The costs will be amortized over fifteen years beginning in 2023 which is the board-approved recovery period.

Amortization expense related to selective catalyst reduction costs was reported in other production expense in the amount of $758 and $732 for the nine months ended September 30, 2022 and 2021, respectively. Amortization expense related to the major outage costs was reported in maintenance expense in the amount of $1,547 for both the nine months ended September 30, 2022 and 2021.

In 2021, a liability of $3,139 was recognized to correspond with the regulatory asset established to defer the Merom Station employee exit cost settlements related to the expected plant retirement in May 2023.

4.	Incomes taxes

The income taxes for Merom Station have been presented on a separate return basis for the purposes of the condensed carve-out financial statements. Merom Station is not a separate legal entity but is contained within Hoosier. In conjunction with Hoosier’s sale of Merom Station to Hallador, the tax basis for Merom Station will not carryover to Hallador.

Merom Station has a valuation allowance against the full amount of its net deferred tax asset. Merom Station provides a valuation allowance against deferred tax assets when it is more likely than not that some portion, or all of its deferred tax assets, will not be realized. Merom Station deferred tax asset valuation allowance decreased by $1,465 and $1,485 during the nine months ended September 30, 2022 and 2021, respectively.

5.	RETIREMENT PLANS

Certain employees of Merom Station participate in Hoosier’s retirement plans. In addition to the defined benefit pension plan, the post-retirement health plan has been accounted for as multi-employer plans in the condensed carve-out financial statements in accordance with ASC 715-30-55-64 “Retirement Plans”, which provides that a subsidiary that participates in a parent’s single-employer pension plan should account for its participation in the parent’s plan as a multiemployer pension plan and is not required to report a liability beyond contributions currently due and unpaid in the plan or provide the disclosures required by section 715-80-50. Therefore, no actuarial assets or liabilities related to these plans have been included in the carve-out balance sheets. The costs associated with retirement plans have been based on costs directly attributable to Merom Station employees or allocated to Merom Station based on the relative participation of employees of Merom Station in those plans. A description of these Hoosier retirement plans and the amounts directly attributable to Merom Station are as follows:

Multiemployer Plan—The National Rural Electric Cooperative Association (“NRECA”) Retirement Security Plan (“RS Plan”) is a defined benefit pension plan qualified under Section 401 and tax-exempt under Section 501(a) of the Internal Revenue Code. It is a multiemployer plan under the accounting standards. A unique characteristic of a multiemployer plan compared to a single employer plan is that all plan assets are available to pay benefits of any plan participant. Separate asset accounts are not maintained for participating employers. This means that assets contributed by one employer may be used to provide benefits to employees of other participating employers. The costs of these benefits directly attributable to Merom Station employees was $1,721 and $1,890 for the nine months ended September 30, 2022 and 2021, respectively.

In 2013, Hoosier elected to participate in a voluntary prepayment option offered to participants in the RS Plan. Hoosier contributed $19,334 under the prepayment program during 2013. According to RUS guidelines, the amount will be amortized to benefit costs over a ten-year period, which represents the remaining service lives of all plan participants. The prepayment amount is Hoosier’s share, as of January 1, 2013, of future contributions required to fund the RS Plan’s unfunded value of benefits earned to date using RS Plan actuarial valuation assumptions. After making the prepayment, Hoosier’s annual contribution rate was reduced by approximately 25%, retroactive to January 1, 2013. The 25% differential in contribution rates is expected to continue for approximately fifteen years but is subject to change as a result of actual plan experience. Total contributions include amortization of payments made under the voluntary prepayment option. Amortization of the prepayment directly attributable to Merom Station employees was $500 and $549 for the nine months ended September 30, 2022 and 2021, respectively.

Retirement Savings Plan—Employees of Hoosier are also eligible to participate in the Retirement Savings Plan of Hoosier Energy Rural Electric Cooperative, Inc. This is a defined contribution, 401(k) plan. Eligible employees are eligible for employer matching contributions. The costs of these benefits directly attributable to Merom Station employees was $381 and $420 for the nine months ended September 30, 2022 and 2021, respectively.

Long-Term Disability Plan—Hoosier provides long-term disability benefits to its employees. Prior to September 2016, benefits included payment of 100% of single coverage premiums and 80% of dependent coverage premiums. Following changes to the plan, employees will receive benefits for a maximum of two years or until reaching age 62 and then are required to pay 100% of the retiree-appropriate premium. The costs of these benefits directly attributable to Merom Station employees was $75 and $86 for the nine months ended September 30, 2022 and 2021, respectively.

Post-Retirement Health Plan—Hoosier provides post-retirement health benefits to eligible retirees, which include payment of 100% of single coverage premiums and 50% of dependent coverage premiums to age 65 for those eligible employees hired before December 31, 2007. Hoosier funds the plan as health care claims are required to be paid. The service costs directly attributable to Merom Station employees was $45 and $51 for the nine months ended September 30, 2022 and 2021, respectively. The interest costs and amortization of actuarial losses as well as the unrecognized actuarial losses in comprehensive income have been allocated as part of corporate overhead allocations as these items were not directly attributable to Merom Station employees. See note 6 for the corporate overhead allocations.

6.	Related party transactions

Merom Station has not historically operated as a separate entity, but a component of Hoosier whereby Hoosier has provided services to support the operations of Merom Station as described below.

Retirement Benefits—The employees of Merom Station participate in retirement benefit plans sponsored by Hoosier. The costs of such plans directly attributable to the employees of Merom Station are disclosed in Note 5. Those amounts do not include employee benefit costs allocated as part of the corporate overhead allocations, which are included in the amounts disclosed below.

Intercompany Transactions—Intercompany transactions between Merom Station and Hoosier have been included in these financial statements and are forgiven at the time the transaction is recorded. The total net effect of the settlement of these intercompany transactions is reflected in the statements of cash flows in Change in owner’s net investment as a financing activity and in the balance sheets as Owner’s net investment.

Corporate Overhead Allocations—The financial information in these condensed carve-out financial statements does not necessarily include all the expense that would have been incurred had Merom Station been a separate, independent entity. As Merom Station is not a separate legal entity, it has no bank accounts and utilizes the centralized cash management system of Hoosier. All allocated expenses have been deemed to have been paid by Merom Station to Hoosier in the period in which the costs were incurred. Hoosier provides Merom Station certain services, including, but not limited to, board of directors, corporate executives, information technology, human resources, finance, purchasing, environmental services, facilities support as well as other support from Hoosier headquarters. The condensed carve-out financial statements of Merom Station reflect an allocation of these costs. When specific identification was not practicable, a proportional cost method was used based on headcount, total operating expense, or total expense. Corporate overhead allocations for the nine months ended September 30, 2022 and 2021 in the carve-out statements of operations and comprehensive income were as follows:

	Nine Months Ended
	September 30,
	2022	2021
Administrative and general	9,071	12,247
Maintenance	1,263	1,162
Depreciation and amortization	1,933	2,107
Interest expense	17,029	17,592
Other fixed charges and amortization of debt expense	244	308
Other nonoperating expense	116	398
Nonoperating post-employment benefits—net	255	227
Corporate allocations impact on net income	29,911	34,041
OTHER COMPREHENSIVE INCOME—Unrealized (gain)/loss on pension and other post-retirement benefit plans	268	(107)
Corporate allocations impact on comprehensive income	30,179	33,934

7.	COMMITMENTS AND CONTINGENCIES

Rail Car Leases—Hoosier leases one hundred ninety-eight railroad cars used in transporting coal to the generating facility. Rental expense related to rail car leases reported in fuel expense was $525 and $410 for the nine months ended September 30, 2022 and 2021, respectively.

Merom Station Facility Asset Lease — On December 15, 2021, Hoosier elected to exercise the fair market sales value purchase option. See note 8 regarding a settlement agreement with the Lessor.

Rental expense related to Merom Station facility asset lease reported in other production expenses was $498 and $747 for the nine months ended September 30, 2022 and 2021, respectively.

Self-Insurance—Hoosier has adopted a self-insured medical plan for the benefit of its employees. Stop loss insurance is maintained for individual claims for each policy year. Merom Station’s expense under the self-insured medical plan was $2,092 and $2,481 for the nine months ended September 30, 2022 and 2021, respectively. Liabilities associated with the plan were $274 as of September 30, 2022 and $166 as of December 31, 2021, and are included in Other current liabilities in the Balance Sheets.

Legal—Hoosier is occasionally involved in various other claims and lawsuits arising in the normal course of business at Merom Station. While the ultimate results of these other lawsuits or proceedings cannot be estimated with certainty, management does not expect these matters will have a material adverse effect on Merom Station’s financial position, results of operations, or cash flows.

On January 25, 2022, Cyterna, 15.7% owner of Hoosier’s Merom Generating Station, filed a lawsuit in New York Supreme Court claiming Hoosier owes it approximately $79 million in damages for breach of contract related to an alleged decision to retire Merom Station. See Note 8 for a discussion of the related settlement in October 2022.

8.	SUBSEQUENT EVENTS

On October 21, 2022, Cyterna and Hoosier entered into a settlement agreement to terminate the lease and transfer Cyterna’s 15.7% undivided ownership to Hoosier for the payment of $30 million.

On October 21, 2022, Hoosier consummated an agreement to transfer ownership of Merom Station to Hallador Power Company, LLC in return for the assumption of certain decommissioning costs and environmental responsibilities. The transaction includes a 3 ½ year power purchase agreement for Hoosier to purchase certain percentages of the plant’s energy output and capacity.

The financial statements include a review of subsequent events through June 26, 2023, the date the Merom Station financial statements were available to be issued.

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